SUB-ITEM 77Q3

AIM Energy Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 3/31/2009
File number: 811-3826
Series No.:  1

74U. 1 Number of shares outstanding (000's Omitted)
       Class A                       18,952
     2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
       Class B                        3,509
       Class C                        5,624
       Class Y                          373
       Investor Class                14,098
       Institutional Class              140


74V. 1 Net asset value per share (to nearest cent)
       Class A                      $ 23.91
     2 Net asset value per share of a second class of open-end company shares
       (to nearest cent)
       Class B                      $ 22.26
       Class C                      $ 21.71
       Class Y                      $ 23.86
       Investor Class               $ 23.82
       Institutional Class          $ 24.32